Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-136061 on Form S-8 of our report dated January 27, 2010, relating to the financial statements and supplemental schedule of The Dress Barn Inc. 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of The Dress Barn, Inc. 401(k) Savings Plan for the year ended July 31, 2009.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 27, 2010

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